                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                AUGUST 25, 1999



                             SHERIDAN ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




   DELAWARE                       1-10201                      76-0507664
-------------                     -------                      ----------
  (STATE OF                     (COMMISSION                  (IRS EMPLOYEE
INCORPORATION)                  FILE NUMBER)                IDENTIFICATION NO.)




                                 1000 LOUISIANA
                                   SUITE 800
                              HOUSTON, TEXAS 77002
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                 (713) 651-7899

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Item 5.  Other Events.

         On August 25, 1999, Sheridan Energy, Inc., a Delaware corporation ("Sheridan"), announced the signing of a definitive Agreement and Plan of Merger (the "Agreement") pursuant to which Calpine Corporation, a Delaware corporation ("Calpine") agreed to acquire Sheridan, through a merger of its wholly-owned subsidiary, CPN Sheridan, Inc. ("Acquisition Sub"). The acquisition will be preceded by a cash tender offer for all outstanding shares of common stock of Sheridan at a price of $5.50 net per share (the "Offer"). Thereafter, Acquisition Sub will be merged with and into Sheridan (which will be the surviving entity) following approval of the merger by Sheridan's stockholders.

         The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration date of the Offer, shares of Sheridan common stock representing not less than a majority of the Fully Diluted Shares as defined in the Agreement. Under the Agreement, the parties have agreed to commence the Offer on or about August 31, 1999 for all of the outstanding common stock of Sheridan. The Offer is expected to close on or about September 28, 1999, unless extended.

         Calpine and Acquisition Sub entered into a stockholders agreement with certain stockholders, including certain executive officers and directors, whereby such stockholders agreed to tender their shares in the Offer representing over 50% of the outstanding shares of Common Stock. Acquisition Sub also has the right to acquire the shares until, inter alia, twenty days after the Merger Agreement is terminated.

         The foregoing is a summary only and is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, the Stockholders Agreement and the press releases which are filed hereto as Exhibits.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (c)    Exhibits.

                         2.1 Agreement and Plan of Merger dated as of August 25, 1999 among Sheridan Energy, Inc., Calpine Corporation and CPN Sheridan, Inc.

                         99.1 Stockholder Agreement dated as of August 25, 1999 among Calpine Corporation, CPN Sheridan, Inc. and certain stockholders.

                         99.2 Press release issued by Sheridan Energy, Inc. dated August 25, 1999.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SHERIDAN ENERGY, INC. (REGISTRANT)



                                       By:   /s/ Michael A. Gerlich
                                             ---------------------------------
                                             Michael A. Gerlich,
                                             Chief Financial Officer


DATED:  August 31, 1999
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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
  2.1        Agreement and Plan of Merger dated as of August 25, 1999 among
             Sheridan Energy, Inc., Calpine Corporation and CPN Sheridan, Inc.

  99.1       Stockholder Agreement dated as of August 25, 1999 among Calpine
             Corporation, CPN Sheridan, Inc. and certain stockholders.

  99.2       Press release issued by Sheridan Energy, Inc. dated
             August 25, 1999.